EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of January 1, 2008 (the “Effective Date”), is between MHC Operating Limited Partnership, an Illinois limited partnership (the “Company”), and Joe McAdams (“Executive”).
AGREEMENT
     In consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:
     1. Employment. The Company and Executive agree that Executive shall be employed by the Company during the Term (as defined in Section 2 below), upon the terms and conditions set forth in this Agreement. Executive’s title shall be President of the Company’s corporate parent, Equity LifeStyle Properties, Inc., a Maryland corporation (“ELS”). Executive shall possess such powers and perform such duties as are normally incident to such position (except as set forth in Section 5(a) below). Executive shall devote his full business time and attention to the business affairs of the Company and its affiliates (except for reasonable vacations, sick days, personal days and similar time off and a reasonable amount of time for the performance of civic, educational and charitable functions).
     2. Employment Period. The term of employment of Executive under this Agreement (the “Term”) shall be the period commencing on the Effective Date and continuing until the three (3) year anniversary of the Effective Date (unless this Agreement is earlier terminated as provided herein).
     3. Compensation. Executive shall be compensated for services rendered by Executive to the Company and its affiliates as follows:
          (a) Annual Salary. The Company will pay Executive a base salary at the annual rate of $300,000 (“Base Salary”), less applicable tax withholdings, payable at the Company’s regular employee payroll intervals. On each anniversary of the Effective Date (the “Adjustment Date”), the annual Base Salary shall be increased in accordance with the following formula: the annual Base Salary paid in the last full year preceding the Adjustment Date shall be multiplied by a fraction, the numerator of which is the Consumer Price Index—All Urban Consumers, South Region All Items, 1982-1984=100, compiled and published by the United States Department of Labor, Bureau of Labor Statistics (“CPI”) for the month closest to the Adjustment Date for which final, adjusted CPI figures are available, and the denominator of which is the final, adjusted CPI for the month twelve months prior to such month. The resulting product shall be the new annual Base Salary; provided, however, that in no event shall the Base Salary for any year be less than that for the previous year.
          (b) Annual Bonus. Executive shall be eligible to receive an annual non-equity incentive compensation payment (“bonus”) based on certain performance targets established by Executive and the Compensation, Nominating and Corporate Governance Committee of ELS’s Board of Directors (the “Committee”) at the beginning of each year. Executive may earn a bonus in an amount up to three (3) times the Base Salary on an annual basis, subject to the approval of the Committee.

          (c) Restricted Stock. Executive shall receive a grant of 30,000 shares of ELS restricted common stock pursuant to the ELS 1992 Stock Option and Stock Award Plan, as amended from time to time. The Restricted Stock vests in three equal installments, one-third on the Effective Date, one-third on the first anniversary of the Effective Date and one-third on the second anniversary of the Effective Date.
     4. At-Will Employment. Executive shall be employed by the Company as an employee at-will. The Company and Executive acknowledge and agree that as an employee at-will, Executive’s employment may be terminated at any time, for any reason, whether with or without cause, by either the Company or Employee.
     5. General Terms.
          (a) Privileged Access. Executive shall have no authority, on behalf of the Company or its affiliates, to enter into any agreement with any entity controlling, controlled by or affiliated with Privileged Access L.P. (“PA”) However, as the sole equity owner of PA, Executive shall have sole authority to determine the accounting and tax policies of PA, which authority shall include, without limitation, complete control of the preparation and filing of PA’s tax returns and related forms and the engagement of PA’s financial and tax advisors.
          (b) Severance. If Executive’s employment with the Company is terminated by the Company without cause during the Term, Executive shall receive the following benefits: (i) payment of a pro rata portion of Executive’s potential bonus for the applicable year during which such termination occurs (the “Termination Year”), (ii) payment as severance pay of an amount equal to two (2) times the Base Salary for the Termination Year, (iii) the continuation, at the Company’s expense, until the earlier of the date [24] months following such termination or the date on which Executive obtains employment with another employer (the “Continuation Period”), on behalf of Executive and his dependents and beneficiaries, of all health insurance benefits provided to similarly situated executives who continue in the employ of the Company during such Continuation Period, and (iv) all theretofore unvested restricted stock issued to Executive pursuant to Section 3(c) above shall immediately vest.
          (c) Non-Compete. Executive agrees that during the period of Executive’s employment with the Company or its affiliates, and for a period of two (2) years following the termination thereof, Executive shall not, directly or indirectly, (i) engage or participate in any business activity that directly competes with the business activities of the Company or its affiliates, in the respective geographic areas in which such activities are conducted, (ii) solicit business (other than for the Company or its affiliates) from any customers of the Company or its affiliates for such purpose, or (iii) solicit for employment or employ any employee of the Company or its affiliates for such purpose.
          (d) Conflicts of Interest. In accordance with the Company’s Business Ethics and Conduct Policy, Executive shall fully disclose the relevant facts pertaining to any potential transaction that might conflict with the proper performance of Executive’s duties on behalf of the Company and its affiliates, or adversely impact Executive’s independent judgment with respect to same, or otherwise result in a conflict of interest, so that the Company may make an informed, independent decision regarding the transaction.

     6. Miscellaneous Provisions.
          (a) Amendment and Termination. This Agreement may not be amended or terminated except by written instrument signed by the parties hereto.
          (b) Modification and Waiver of Breach. No waiver or modification of this Agreement shall be binding unless it is in writing, signed by the parties hereto. The waiver by the Company or Executive of any term or breach of this Agreement shall not prevent a subsequent enforcement of such term or any other term and shall not be deemed to be a waiver of any subsequent breach.
          (c) Notice. Any notice required or permitted to be given under this Agreement shall be in writing and delivered personally (which shall include delivery via express courier such as Federal Express) or sent by registered or certified mail, return receipt requested, addressed as follows:

If to the Company :	MHC Operating Limited Partnership c/o Equity LifeStyle Properties, Inc. Two North Riverside Plaza, Suite 800 Chicago, IL 60606 Attention: Legal Department

If to Executive:	Joe McAdams 3801 Parkwood Blvd Suite 100 Frisco, TX 75034
Either the Company or Executive may, at any time, by notice to the other, designate another address for service of notice on such party. When the notice is dispatched as provided for above, the notice shall be deemed to be given when the addressee receives the notice, or within three (3) days after it is sent, whichever is earlier.
          (d) Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements, whether written or oral.
          (e) Counterparts. The Agreement may be executed in multiple counterparts, any one of which shall be deemed an original and all of which taken together shall constitute a single instrument.
          (f) Governing Law. This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of Illinois, without regard to principles of conflicts of law.

     7. Acknowledgment. Executive acknowledges that he has read, understands and accepts the provisions of this Agreement. Executive also acknowledges that he has had the opportunity to review the terms and conditions of this Agreement with advisors of his choice.
     IN WITNESS WHEREOF, each of the parties has executed this Employment Agreement as of the date and year first above written.

EXECUTIVE:
/s/ Joe McAdams
Joe McAdams

COMPANY: MHC OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership
By:	MHC Trust,
a Maryland real estate investment trust
Its:	General Partner

	By:	Equity LifeStyle Properties, Inc.,
a Maryland corporation
	Its:	Sole Voting Shareholder

		By:	/s/ Thomas P. Heneghan
			Name:	Thomas P. Heneghan
			Title:	CEO & President